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                                                                      Exhibit 21




                                  SUBSIDIARIES


1.       CirTran Corporation, a Utah corporation.

2.       Racore Network, Inc., a Utah corporation.

3.       CirTran Asia, Inc., a Utah corporation.

4.       CirTran Products Corporation, a Utah corporation.

5.       Diverse Media Group Corporation, a Utah corporation.






























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